Exhibit 99.2

REVOCABLE PROXY OF INSIGHT BANK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INSIGHT BANK

The undersigned shareholder of Insight Bank hereby constitutes and appoints Harvey L. Glick and Ann C. Deskins, or either one of them, the Proxy or Proxies of the undersigned, with full power of substitution and re-substitution, to vote at the Special Meeting of Shareholders of Insight Bank to be held at 150 W. Wilson Bridge Road, Worthington, Ohio, on May 28, 2014, at 3:00 p.m., local time, all of the shares of Insight Bank that the undersigned is entitled to vote at the Meeting, or at any adjournment thereof, on the following proposals, each of which is described in the accompanying proxy statement/prospectus:

1.	Adoption of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 19, 2013, by and among First Financial Bancorp., First Financial Bank, National Association, and Insight Bank.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Approval to adjourn the special meeting to permit further solicitation in the event that there are not sufficient votes FOR adoption, for any reason, of the Merger Agreement and the transactions it contemplates at the time of the special meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Where a choice is specified, the common shares represented by this Revocable Proxy, when properly executed, will be voted or not voted as specified. If no choice is specified, the common shares represented by this Revocable Proxy, when properly executed, will be voted, except in the case of broker non-votes, where applicable, FOR Items 1 and 2. If any other matters are properly brought before the special meeting or any adjournment, the common shares represented by this Revocable Proxy will be voted in the discretion of the proxies named above on such matters or for such substitute nominees as the Board of Directors may recommend.

All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of Special Meeting of Shareholders of Insight Bank and of the accompanying Proxy Statement is hereby acknowledged.

Please sign this Revocable Proxy below, exactly as your name appears on this Proxy. Joint accounts require both signatures. If you are signing this Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title.

Signature	Signature

Print Name	Print Name

Date	Date

PLEASE DATE, SIGN AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A. IF YOU RECEIVE MORE THAN ONE PROXY FORM, PLEASE SIGN AND RETURN ALL PROXY FORMS IN THE ACCOMPANYING ENVELOPE.